UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 13, 2008
The Williams Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma	74172

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 918/573-2000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURE

Item 8.01	Other Events
On June 13, 2008, Steven J. Malcolm, Chairman, President and Chief Executive Officer of The Williams Companies, Inc. (the “Company”) and Donald R. Chappel, Senior Vice President and Chief Financial Officer of the Company, each adopted a stock-trading plan in accordance with Rule 10b5-1 under the Securities and Exchange Act of 1934, as amended, and the Companys’ policy prohibiting insider trading.
The plans provide for the exercise of options to purchase shares of the Company’s common stock and the subsequent sale of the acquired shares on the open market at prevailing market prices, in each case, subject to minimum price thresholds.
Mr. Malcolm’s plan was adopted in order to diversify his investment portfolio given that he will reach the age of 60 during 2008 and provides for the sale of up to 485,893 shares. Mr. Malcolm’s plan expires in December 2008. As of June 13, 2008, Mr. Malcolm directly or indirectly owned 919,822 shares of the Company’s common stock as well as 1,711,751 options to purchase shares of the Company’s common stock that are exercisable within 60 days.
Mr. Chappel’s plan was adopted as part of his financial and tax planning strategy and provides for the sale of up to 100,000 shares. Mr. Chappel’s plan expires in August 2009. As of June 13, 2008, Mr. Chappel directly or indirectly owned 298,711 shares of the Company’s common stock as well as 374,097 options to purchase shares of the Company’s common stock that are exercisable within 60 days.
Transactions made under the plans will be reported to the Securities and Exchange Commission in accordance with applicable securities laws, rules and regulations. Except as may be required by law, the Company does not undertake any obligation to update or report any modification, termination, or other activity under the plans or any other plan that may be adopted by other officers or directors of the Company.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE WILLIAMS COMPANIES, INC. (Registrant)
/s/ La Fleur C. Browne
La Fleur C. Browne
Assistant General Counsel and Corporate Secretary

June 19, 2008

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